                                  AMENDMENT ONE
                               (THE "AMENDMENT")

                                     TO THE

                              REINSURANCE AGREEMENT
                                (THE "AGREEMENT")

                                     BETWEEN

                       METLIFE INVESTORS INSURANCE COMPANY
                                 (THE "CEDENT")

                                       AND

                       METROPOLITAN LIFE INSURANCE COMPANY
                                (THE "REINSURER")

WHEREAS, the Cedent and the Reinsurer entered into the Agreement as of April 1, 2001; and

WHEREAS, the Cedent and the Reinsurer desire to amend the Agreement as set forth below.

NOW, THEREFORE, this Agreement shall be and is hereby amended, as of the inception of the Agreement, as follows:

1. By amending and, as amended, restating Schedule F, Paragraph 1. to read as follows:

     "Ceding Allowance. The Reinsurer shall indemnify the Cedent a percentage times its quota share of premiums collected with respect to Policies according to the following schedule:

                                                   Ceding Allowance
      Product Name        Cumulative Premium          By Plan Code
---------------------   -----------------------   -----------------
Class A (Front-End                                           FL3EDR    All Other
Load; A-Share; Edward                                                 Plan Codes
Jones)
                              Less than $50,000               0.50%        7.00%
                            $50,000 - 99,999.99               0.50%        5.75%
                            $100,000-249,999.99               0.50%        4.75%
                          $250,000 - 499,999.99               0.50%        4.00%
                          $500,000 - 999,999.99               0.50%        3.60%
                          $1 million or greater               0.50%        3.00%

                                Age of
                              Oldest Owner
                                 Upon
                             Acceptance of
                                Purchase     Commission         Ceding Allowance
       Product Name             Payment        Option             By Plan Code
--------------------------   -------------   ----------   ------------------------------
 Class VA (7-Year Back-End                                  ST110X   ST110R    All Other
 Load)                                                                        Plan Codes
                                      0-79        A          7.00%    0.50%        8.50%
                                                  B          7.00%    0.50%        7.00%
                                                  C          7.00%    0.50%        4.00%

                                     80-85        A          7.00%    0.50%        5.25%
                                                  B          7.00%    0.50%        4.50%
                                                  C          7.00%    0.50%        3.00%

                                     86-90        A          7.00%    0.50%        3.63%
                                                  B          7.00%    0.50%        3.25%
                                                  C          7.00%    0.50%        2.50%

 Class B (7-Year Back-End                                            ST1EDR    All Other
 Load; Edward Jones)                                                          Plan Codes
                                      0-79      All                   0.50%        6.75%
                                     80-85      All                   0.50%        4.50%
                                     86-90      All                   0.50%        3.25%

 Class AA (7-Year Back-End                                ST1AGB &   ST1AGR    All Other
 Load; AG Edwards)                                          ST1AGX            Plan Codes
                                      0-79        A          7.00%    0.50%        7.75%
                                                  B          7.00%    0.50%        4.00%

                                     80-85        A          7.00%    0.50%        5.00%
                                                  B          7.00%    0.50%        3.00%

                                     86-90        A          7.00%    0.50%        3.50%
                                                  B          7.00%    0.50%        2.50%

Class XC (Bonus;                                                                All Plan
Warehouses)                                                                        Codes
                                      0-79        A                                8.50%
                                                  B                                7.00%

                                     80-85        A                                5.25%
                                                  B                                4.50%

                                     86-90        A                                3.63%
                                                  B                                3.25%

Class C (Level Load;                                                 CS510R    All Other
C-Share; Warehouses)                                                          Plan Codes
                                      0-79      All                   0.50%        4.25%
                                     80-85      All                   0.50%        3.12%
                                     86-90      All                   0.50%        2.56%

Class L (3-Year                                                      LS410R    All Other
Back-End Load; L-Share;                                                        Plan Codes
Wirehouses)                           0-79        A                   0.50%        6.87%
                                                  B                   0.50%        5.12%

                                     80-85        A                   0.50%        4.62%
                                                  B                   0.50%        3.72%

                                     86-90        A                   0.50%        3.52%
                                                  B                   0,50%        3.07%

2.   Other Reinsurance Agreement terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment One to be signed as of the date first above written.

METLIFE INVESTORS INSURANCE COMPANY      METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [Illegible Signature]            By: /s/ RBB
    --------------------------------         -----------------------------------
Title: EVP                               Title: Vice President and Sr. Actuary
       -----------------------------            --------------------------------

                                  AMENDMENT TWO
                               (THE "AMENDMENT")

                                     TO THE

                              REINSURANCE AGREEMENT
                               (THE "AGREEMENT")

                                     BETWEEN

                       METLIFE INVESTORS INSURANCE COMPANY
                                 (THE "CEDENT")

                                       AND

                       METROPOLITAN LIFE INSURANCE COMPANY
                               (THE "REINSURER")

WHEREAS, the Cedent and the Reinsurer entered into the Agreement as of April 1, 2001; and

WHEREAS, the Cedent and the Reinsurer desire to amend the Agreement as set forth below.

NOW, THEREFORE, this Agreement shall be and is hereby amended, as of May 1, 2003, as follows:

1. By amending and, as amended, restating Schedule F, Paragraph 1. to read as follows:

     "Ceding Allowance. The Reinsurer shall indemnify the Cedent a percentage times its quota share of premiums collected with respect to Policies according to the following schedule:

                                                            Ceding Allowance
      Product Name           Cumulative Premium                By Plan Code
------------------------   -----------------------         -----------------
Class A (Front-End                                                    FL3EDR    All Other
Load; A-Share; Edward                                                      &   Plan Codes
Jones)                                                                FL3ER3
                                  Less man $50,000                     0.50%        7.00%
                                 $50,000-99,999.99                     0.50%        5.75%
                               $100,000-249,999.99                     0.50%        4.75%
                               $250,000-499,999.99                     0.50%        4.00%
                               $500,000-999,999.99                     0.50%        3.60%
                             $1 million or greater                     0.50%        3.00%

Class XC (Bonus;                                                                 All Plan
Warehouses)                                                                         Codes
                                              0-79     A                            8.50%
                                                       B                            7.00%

                                             80-85     A                            5.25%
                                                       B                            4.50%

                                             86-90     A                            3.63%
                                                       B                            3.25%

Class C (Level Load;                                                CS510R &    All Other
C-Share; Wirehouses)                                                  CS51R3   Plan Codes
                                              0-79   All               0.50%        4.25%
                                             80-85   All               0.50%        3.12%
                                             86-90   All               0.50%        2.56%

Class L (3-Year Back-End                                            LS410R &    All Other
Load; L-Share;                                                        LS41R3   Plan Codes
Wirehouses)                                   0-79     A               0.50%        6.87%
                                                       B               0.50%        5.12%

                                             80-85     A               0.50%        4.62%
                                                       B               0.50%        3.72%

                                             86-90     A               0.50%        3.52%
                                                       B               0.50%        3.07%

2.   Other Reinsurance Agreement terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment One to be signed as of the date first above written.

METLIFE INVESTORS INSURANCE COMPANY      METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [Illegible Signature]            By: /s/ Johanna B. Becker
    --------------------------------         -----------------------------------
Title: EVP, Product Mgmt                 Title: Vice President & Actuary
       -----------------------------            --------------------------------